Aegion Corporation Announces Appointment
of Walter J. Galvin to Board of Directors

St. Louis, MO - October 13, 2014 - Aegion Corporation (Nasdaq Global Select Market: AEGN) (“Aegion” or the “Company”) today announced the appointment of Walter J. (“Walt”) Galvin to its Board of Directors. Mr. Galvin brings more than 40 years of management and financial experience to Aegion’s board. The addition of Mr. Galvin increases the size of Aegion’s Board of Directors from seven to eight. Mr. Galvin also will serve on the Board’s Audit Committee and Corporate Governance & Nominating Committee.

Mr. Galvin, 67, is currently a consultant to Emerson Electric Co. (“Emerson”) and served as Emerson’s Vice Chairman from October 2009 to February 2013. Mr. Galvin served as Emerson’s Chief Financial Officer from 1993 to February 2010 and served as a management member of Emerson’s board of directors from 2000 until February 2013.

Mr. Galvin joined Emerson in 1973 and served as the controller at the Ridge Tool subsidiary. In 1978, he was promoted to assistant vice president of investor relations at Emerson. In 1980, he became vice president of finance at Emerson’s U.S. Electrical Motors division and was later named its executive vice president of finance and administration.

Mr. Galvin returned to Emerson’s corporate headquarters in 1984 as vice president of financial analysis and systems, and was later promoted to chief accounting officer and controller. In 1993, Mr. Galvin was named CFO and became an executive vice president of the company in 2000. He was promoted to senior executive vice president in 2004 and vice chairman in 2009.

In addition to serving on the Board of Directors of Aegion, Mr. Galvin serves on the board of directors of Ameren Corporation and F. M. Global Insurance Company. He is also a member of the board of directors of the U.S. Chamber of Commerce in Washington D.C.

Aegion’s Chairman of the Board of Directors, Alfred L. Woods, commented, “Walter will be a valuable addition to our Board. His 40+ years of management and leadership experience, including 20+ years in executive management, and substantial experience serving on the boards of well-respected public companies, will result in meaningful contributions to our Board’s strategic deliberations. He will be a great asset to our talented and diverse Board.”

“We look forward to benefitting from the insight that Walter can provide in helping us achieve our long-term strategic objectives,” said Charles R. Gordon, Aegion’s President and Chief Executive Officer. “Walter’s leadership at Emerson Electric Co., a multi-billion dollar company with a track record of execution excellence and substantial international operations, will add a new dimension to our already actively engaged Board. We are also excited to leverage Walter’s significant accounting and financial expertise.”

About Aegion Corporation

Aegion Corporation is a global leader in infrastructure protection and maintenance, providing proprietary technologies and services to (i) rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; (ii) protect against the corrosion of industrial pipelines; and (iii) utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services to a broad range of energy related industries. More information about Aegion can be found on our internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 28, 2014, and in the Company’s subsequent quarterly reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, the Company’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward looking-statements made by the Company in this news release are qualified by these cautionary statements.

Aegion® and the Aegion® logo are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

For more information, contact:

David F. Morris
Executive Vice President and Chief Administrative Officer
636-530-8000